EXHIBIT 23.2


ImagineNet Corp.
222 Lakeview Ave., Suite 160
West Palm Beach, FL 33401

                         INDEPENDENT PUBLIC ACCOUNTANTS


Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of ImagineNet Corp. on Form SB-1 Pre-Effective Amendment No. 4 dated January 3, 2002 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings Selected Financial Data" and "Experts in such Prospectus.

                                                     /s/DURLAND & COMPANY, CPAs,
                                                         P.A. Durland & Company,
                                                         CPAs, P.A.



Palm Beach, Florida
11 January 2002